SUBITEM 77Q1(a)-2

                     ARTICLES OF AMENDMENT
                               OF
         PRUDENTIAL SHORT-TERM GLOBAL INCOME FUND, INC.


     PRUDENTIAL SHORT-TERM GLOBAL INCOME FUND, INC.,  a Maryland corporation having its principal office in the city of Baltimore (hereinafter called the

"Corporation"), hereby certifies to the State Department of Assessments and

Taxation of Maryland that:

          FIRST:    Article I of the Corporation's Charter is hereby amended in its entirety to read as follows:

          The name of the corporation (hereinafter called the "Corporation") is Prudential Global Limited Maturity Fund, Inc.

          SECOND:  The first paragraph of Section 1, Article IV is amended in its entirety to read as follows:

          Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is 2,000,000,000 shares of the par value of $.001 per share and of the aggregate par value of $2,000,000 to be divided initially into 250,000,000 shares of Class A Capital Stock of the Global Assets Portfolio, 250,000,000 shares of Class B Capital Stock of the Global Assets Portfolio, 500,000,000 shares of Class A Capital Stock of the Limited Maturity Portfolio, 500,000,000 shares of Class B Capital Stock of the Limited Maturity Portfolio and 500,000,000 shares of the Class C Capital Stock of the Limited Maturity Portfolio.

          THIRD:  The foregoing amendments to the Charter of the Corporation have been advised and approved by the Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of the business corporation laws of Maryland.  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.





          FOURTH:   The foregoing amendments to the Charter of the Corporation shall become effective at 10:00 A.M. on October 17, 1995.

          IN WITNESS WHEREOF, PRUDENTIAL SHORT-TERM GLOBAL INCOME FUND, INC. has

caused these presents to be signed in its name and on its behalf by its

President and attested by its Secretary on October 12, 1995.



                   PRUDENTIAL SHORT-TERM GLOBAL INCOME FUND, INC.

                   By /s/ Richard A. Redeker

                      Richard A. Redeker
                      President


Attest:   /s/ S. Jane Rose
          S. Jane Rose
          Secretary


     The undersigned, President of PRUDENTIAL SHORT-TERM GLOBAL INCOME FUND,

INC., who executed on behalf of said corporation the foregoing amendments to the

Charter of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation, the foregoing amendments to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects,

under the penalties of perjury.





                                   /s/ Richard A. Redeker
Richard A. Redeker